[ANCHIN LOGO]                                  ANCHIN, BLOCK & ANCHIN LLP
                                               Accountants and Advisors
                                               1375 Broadway New York, NY  10018
                                               (212) 840-3456
                                               www.anchin.com




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 2 to Registration Statement No. 333-154909 of Robeco-Sage Multi-Strategy Fund, L.L.C on Form N-2 of our reports for Robeco-Sage Multi-Strategy Fund, L.L.C and Robeco-Sage Multi-Strategy Master Fund, L.L.C. both dated May 28, 2009. We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.


                                               ANCHIN, BLOCK & ANCHIN LLP



New York, New York
September 16, 2009



















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